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SATISFACTION: The debt evidenced by
this Note has been satisfied in full
this ____ day of _____________, 20__.
By:  _______________________________

                            SUCCESSOR PROMISSORY NOTE
                    TO PROMISSORY NOTE DATED OCTOBER 13, 2003

                                                       Durham, North Carolina
$47,740.18                                             April 30, 2004

        FOR VALUE RECEIVED the undersigned, Smart Online, Inc., a Delaware corporation headquartered at 2530 Meridian Parkway, Durham, North Carolina 27713, (the "BORROWER"), promises to pay to Eric Nouri, ("LENDER") or order, on or before May 31, 2005, the principal sum of forty-seven thousand seven hundred forty dollars and eighteen cents ($47,740.18), with interest from the date of this Note, at an annual rate of fifteen percent (15%) per annum compounded annually, on the unpaid balance until paid or until default, both principal and interest payable in lawful money of the United States of America, at the above address for Lender or at such place as the legal holder hereof may designate in writing. It is understood and agreed that additional amounts may be advanced by the holder hereof as provided in the instruments securing this Note and such advances will be added to the principal of this Note and will accrue interest at the above specified rate of interest from the date of advance until paid. This Note may be prepaid in full or in part at any time without penalty or premium.

        If paid in installments, each such installment shall be applied first to payment of interest then accrued and due on the unpaid principal balance, with the remainder applied to the unpaid principal.

        In the event: (i) of default when due in payment of any installment of principal or interest hereof and such default is not cured within ten (10) days from the due date; (ii) of default under the terms of any instrument securing this Note , and such default is not cured within fifteen (15) days after written notice to Borrower; (iii) any instrument securing this Note shall cease to be in full force and effect; (iv) Borrower becomes insolvent or generally fails to pay, or admits in writing its inability to pay its debts as they become due; (v) Borrower applies for a trustee, receiver or other custodian for it or a substantial part of its property; or (vi) any involuntary bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law is commenced in respect of the Borrower and not dismissed within thirty (30) days, then upon the occurrence of any of the foregoing events, the holder may, without notice, declare the unpaid principal and interest on this Note, and all other obligations of the Borrower to the holder under this Note and the instruments securing this Note, at once due and payable, whereupon such principal, interest and other obligations shall become at once due and payable. Failure to exercise this option shall not constitute a waiver of the right to exercise the same at any other time. The principal of this Note and any part thereof, and accrued interest, if any, shall bear interest at the rate of eighteen percent (18%) per annum after default until paid.

        All parties to this Note, including makers, principal, and any sureties, endorsers, or guarantors hereby waive protest, presentment, notice of dishonor, and notice of acceleration of maturity and agree to continue to remain bound for the payment of principal, interest and all other

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sums due under this Note and the instruments securing this Note notwithstanding any change or changes by way of release, surrender, exchange, modification or substitution of any security for this Note or by way of any extension or extensions of time for the payment of principal and interest; and all such parties waive all and every kind of notice of such change or changes and agree that the same may be made without notice or consent of any of them.

        Upon default the holder of this Note may employ an attorney to enforce the holder's rights and remedies and the makers, principal and any sureties, guarantors and endorsers of this Note hereby agree to pay to the holder reasonable attorneys' fees not exceeding a sum equal to fifteen percent (15%) of the outstanding balance owing on said Note, plus all other reasonable expenses incurred by the holder in exercising any of the holder's rights and remedies upon default. The rights and remedies of the holder as provided in this Note and the instruments securing this Notes shall be cumulative and may be pursued singly, successively, or together against the property described in the instruments securing this Note or any other funds, property or security held by the holder for payment or security, in the sole discretion of the holder. The failure to exercise any such right or remedy shall not be a waiver or release of such rights or remedies or the right to exercise any of them at another time.

        The terms of this Note are the same as the Note from October 13, 2003 except where noted.

        This Note is to be governed and construed in accordance with the laws of the State of North Carolina.

        This Note is secured by the "Collateral" as set forth in the "Security Agreement" between Lender and Borrower of even date herewith, which shall be is a first lien upon the property therein described.

        IN TESTIMONY WHEREOF, the corporate maker has caused this instrument to be executed by order of its Board of Directors first duly given, the day and year first above written.


                                           Smart Online, Inc.

        (Corporate Seal)

                                             By: /s/ Dennis Michael Nouri
                                               ---------------------------
                                            Title: Chief Executive Officer


ATTEST:
                                            Lender:
/s/ Ronna Loprete
-----------------------------
Secretary                                   /s/ Eric Nouri
                                            ------------------------------
                                            Eric Nouri